Exhibit 99.3

PerkinElmer Medical Imaging Business
(Carve-Out of Medical Imaging Operations of PerkinElmer, Inc.)

Unaudited Condensed Combined Financial Statements
As of April 2, 2017 and January 1, 2017 and for the Three Months Ended April 2, 2017 and April 3, 2016.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Condensed Combined Statements of Earnings
(Unaudited)

	Three Months Ended,
(In thousands)	April 2, 2017	April 3, 2016
Revenues	$36,094	$40,766
Cost of revenues	24,795	25,755
Gross margin	11,299	15,011
Operating expenses:
Research and development	3,597	3,814
Selling, general and administrative	5,883	4,609
Total operating expenses	9,480	8,423
Earnings before taxes	1,819	6,588
Taxes on earnings	716	2,124
Net earnings	$1,103	$4,464

See accompanying notes to the unaudited condensed combined financial statements.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Condensed Combined Statements of Comprehensive Earnings
(Unaudited)

	Three Months Ended,
(In thousands)	April 2, 2017	April 3, 2016
Net earnings	$1,103	$4,464
Other comprehensive earnings:
Foreign currency translation adjustments	627	2,315
Comprehensive earnings	$1,730	$6,779

See accompanying notes to the unaudited condensed combined financial statements.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Condensed Combined Balance Sheets
(Unaudited)

	As of
(In thousands)	April 2, 2017	January 1, 2017
Assets
Current Assets:
Cash	$—	$—
Accounts receivable, net	23,794	28,400
Inventory, net	28,764	26,977
Prepaids and other current assets	3,089	3,520
Total current assets	55,647	58,897
Property, plant, and equipment, net	24,310	25,219
Goodwill	38,974	38,794
Intangibles assets	3,012	3,292
Other assets, non-current	32	33
Total assets	$121,975	$126,235
Liabilities and Net Parent Investment
Current Liabilities:
Accounts payable	$20,339	$17,203
Accrued expenses and other current liabilities	8,794	7,941
Total current liabilities	29,133	25,144
Deferred tax liabilities	7,428	7,296
Deferred gain on sale leaseback	3,287	3,463
Pension liability	2,955	2,955
Other liabilities	693	834
Total liabilities	43,496	39,692
Commitments and contingencies
Net Parent Investment:
Accumulated net contributions from parent	78,479	86,543
Total net parent investment	78,479	86,543
Total liabilities and net parent investment	$121,975	$126,235

See accompanying notes to the unaudited condensed combined financial statements.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Condensed Combined Statements of Cash Flows
(Unaudited)

	For the Three Months Ended,
(In thousands)	April 2, 2017	April 3, 2016
Cash flows from operating activities:
Net earnings	$1,103	$4,464
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	1,454	1,353
Amortization	298	466
Stock-based compensation	140	158
Bad debt expense	3	3
Provision for excess and obsolete inventory	316	1,127
Pension expense	28	—
Deferred taxes	137	(202)
Changes in assets and liabilities:
Accounts receivable	4,710	(4,293)
Inventories	(1,986)	58
Prepaids and other assets	742	(121)
Accounts payable	3,079	2,559
Accrued expenses and other	620	(390)
Deferred gain on sale leaseback	(176)	(176)
Net cash provided by operating activities	10,468	5,006
Cash flows from investing activities:
Capital expenditures	(534)	(221)
Net cash used in investing activities	(534)	(221)
Cash flows from financing activities:
Net distributions to parent	(9,934)	(4,785)
Net cash used in financing activities	(9,934)	(4,785)
Effect of exchange rate changes on cash and cash equivalents	—	—
Net increase in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	$—	$—

See accompanying notes to the unaudited condensed combined financial statements.

PerkinElmer Medical Imaging Business
(Carve-Out of the Medical Imaging Operations of PerkinElmer, Inc.)

Notes to Unaudited Condensed Combined Financial Statements
As of April 2, 2017 and January 1, 2017 and for the Three Months Ended April 2, 2017 and April 3, 2016

1.	Organization and Description of Business

The accompanying carve-out financial statements present the combined historical results of operations, financial position and cash flows of PerkinElmer, Inc.’s (“PerkinElmer” or the “Parent”) Medical Imaging Business (the “Medical Imaging Business” or the “Business”) which includes manufacturing and research facilities in Santa Clara, California; Walluf, Germany; Heerlen, Netherlands; and London, England. The Medical Imaging Business, which is comprised of wholly-owned subsidiaries and certain wholly-owned assets and liabilities of PerkinElmer, designs, manufactures and supplies flat panel image detectors for industrial, medical, and dental X-ray imaging systems.

2.	Significant Accounting Policies

Basis of Presentation
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) from the consolidated financial statements and accounting records of PerkinElmer using the historical results of operations and historical cost basis of the assets and liabilities of PerkinElmer that comprise the Medical Imaging Business. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under PerkinElmer’s management. All intercompany balances and transactions within the Medical Imaging Business have been eliminated. Transactions and balances between the Medical Imaging Business and PerkinElmer and its subsidiaries are reflected as related party transactions within these financial statements.

The accompanying condensed combined financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Medical Imaging Business. In addition, certain costs related to the Medical Imaging Business have been allocated from the Parent. Those costs are derived from multiple levels of the organization, including geographic business unit expenses, product line expenses, and shared corporate expenses. The Medical Imaging Business receives service and support functions from PerkinElmer and its subsidiaries. The Medical Imaging Business’s operations are dependent upon PerkinElmer and its subsidiaries’ ability to perform these services and support functions. The costs associated with these services and support functions have been allocated to the Medical Imaging Business using the most meaningful allocation methodologies, which were primarily based on proportionate revenue, headcount, or direct labor costs of the Medical Imaging Business as compared to PerkinElmer. These allocated costs are primarily related to corporate administrative expenses and employee-related costs, including pensions and other benefits for corporate and shared employees for the following functional groups: information technology, legal, accounting and finance services, human resources, marketing and contract support, customer support, treasury, facility, and other corporate and infrastructural services. Allocated expenses are as follows, in thousands, for the three months ended:

	April 2, 2017	April 3, 2016
Selling, general and administrative	$1,939	$1,602

The Business utilizes PerkinElmer’s centralized processes and systems for cash management, payroll, treasury, and accounts payable. As a result, substantially all cash received by the Business was commingled with PerkinElmer’s general corporate funds and is not specifically allocated to the Medical Imaging Business.

Management believes the assumptions and allocations underlying the condensed combined financial statements are reasonable and appropriate. The expenses and cost allocations have been determined on a basis considered by PerkinElmer to be a reasonable reflection of the utilization of services provided to or the benefit received by the Medical Imaging Business during the periods presented relative to the total costs incurred by PerkinElmer. However, the amounts recorded for these transactions and allocations are not necessarily indicative of the amount that would have been reflected in the financial statements had the Business been operated independently of PerkinElmer. Consequently, future results of operations will include costs and expenses that may be materially different than the historical results of operations, financial position, and cash flows presented herein.

Use of Estimates
The preparation of combined financial statements in accordance with U.S. GAAP requires the Business to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, as well as the related disclosure of contingent assets and liabilities. On an ongoing basis, the Business evaluates its estimates. The Business bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for judgments on the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Recently Issued Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the "FASB") and are adopted by the Business as of the specified effective dates. Unless otherwise discussed, such pronouncements did not have or will not have a significant impact on the Business’s combined financial position, results of operations, and cash flows or do not apply to the Business’s operations.

In March 2017, the FASB issued Accounting Standards Update No. 2017-07, Compensation - Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost ("ASU 2017-07") , which amends the requirements in Topic 715 related to the income statement presentation of the components of net periodic benefit cost for an entity’s sponsored defined benefit pension and other post-retirement plans. ASU 2017-07 requires entities to (1) disaggregate the current-service-cost component from the other components of net benefit cost (the “other components”) and present it with other current employee compensation costs in the income statement and (2) present the other components elsewhere in the income statement and outside of income from operations, and disclose the income statement lines that contain the other components if they are not presented on appropriately described separate lines. Additionally, the standard requires that only the service-cost component of net benefit cost is eligible for capitalization (e.g., as part of inventory or property, plant, and equipment). The change in income statement presentation requires retrospective application, while the change in capitalized benefit cost is to be applied prospectively. ASU 2017-07 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The standard provides a practical expedient that permits entities to use the components of cost disclosed in prior years as a basis for the retrospective application of the new income statement presentation. Entities need to disclose the use of the practical expedient. The Business is evaluating the requirements of this guidance. The adoption is not expected to have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles-Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment ("ASU 2017-04"), which amends Topic 350 to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. ASU 2017-04 requires that an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize the impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value, however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider the income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The provisions of this guidance are to be applied on a prospective basis. ASU 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Business intends to early adopt ASU 2017-04 and will apply the provisions of this standard to its goodwill impairment tests subsequent to January 1, 2017.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash ("ASU 2016-18"), which amends Topic 230 to add or clarify guidance on the classification and presentation of restricted cash in the statement of cash flows. The standard requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The provisions of this guidance are to be applied using a retrospective transition method to each period presented. ASU 2016-18 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Business is evaluating the requirements of this guidance. The adoption is not expected to have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In October 2016, the FASB issued Accounting Standards Update No. 2016-16, Income Taxes (Topic 740), Intra-entity Transfer of Assets Other than Inventory ("ASU 2016-16"). ASU 2016-16 removes the prohibition in ASC 740 against the immediate recognition of the current and deferred income tax effects of intra-entity transfers of assets other than inventory. The standard requires entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The provisions of this guidance are to be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. ASU 2016-16 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Business is evaluating the requirements of this guidance and has not yet determined the impact of its adoption on the Business’s combined financial position, results of operations, or cash flows.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments ("ASU 2016-15"). ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230 and other topics. The provisions of this guidance are to be applied using a retrospective transition method to each period presented, and if it is impracticable to apply the amendments retrospectively for some of the issues, ASU 2016-15 allows the amendments for those issues to be applied prospectively as of the earliest date practicable. ASU 2015-16 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Business is evaluating the requirements of this guidance. The adoption is not expected to have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard requires entities to use the expected loss impairment model and will apply to most financial assets measured at amortized cost and certain other instruments, including trade and other receivables, loans, held-to-maturity debt securities, net investments in leases, and off-balance sheet credit exposures. Entities are required to estimate the lifetime “expected credit loss” for each applicable financial asset and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The standard also amends the impairment model for available-for-sale (“AFS”) debt securities and requires entities to determine whether all or a portion of the unrealized loss on an AFS debt security is a credit loss. An entity will recognize an allowance for credit losses on an AFS debt security as a contra-account to the amortized cost basis rather than as a direct reduction of the amortized cost basis of the investment. The provisions of this guidance are to be applied using a modified-retrospective approach. A prospective transition approach is required for debt securities for which an other-than-temporary impairment had been recognized before the effective date. ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2019 and interim periods within those years. Early adoption is permitted for annual periods beginning after December 15, 2018 and interim periods therein. The Business is evaluating the requirements of this guidance and has not yet determined the impact of its adoption on the Business’s combined financial position, results of operations, or cash flows.

In March 2016, the FASB issued Accounting Standards Update No. 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting ("ASU No. 2016-09"). The new standard simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory withholding requirements, as well as the related classification in the statement of cash flows. The new standard is effective for annual reporting periods beginning after December 15, 2016 and interim periods within those years, with early adoption permitted. The standard requires an entity to recognize all excess tax benefits and tax deficiencies as income tax benefit or expense in the income statement as discrete items in the reporting period in which they occur, and such tax benefits and tax deficiencies are not included in the estimate of an entity’s annual effective tax rate, applied on a prospective basis. Further, the standard eliminates the requirement to defer the recognition of excess tax benefits until the benefit is realized through a reduction to taxes payable. All excess tax benefits previously unrecognized, along with any valuation allowance, should be recognized on a modified retrospective basis as a cumulative adjustment to retained earnings as of the date of adoption. ASU No. 2016-09 also allows an entity to elect as an accounting policy either to continue to estimate the total number of awards for which the requisite service period will not be rendered or to account for forfeitures for service based awards as they occur. An entity that elects to account for forfeitures as they occur should apply the accounting change on a modified retrospective basis as a cumulative effect adjustment to retained earnings as of the date of adoption. The Business has elected to account for forfeitures as they occur. The Business adopted ASU No. 2016-09 at the beginning of 2016. The adoption of this accounting policy did not have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases ("ASU 2016-02"). ASU 2016-02 requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. ASU 2016-02 also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The provisions of this guidance are effective for annual periods beginning after December 15, 2018 and interim periods within those years, with early adoption permitted. ASU 2016-02 is to be applied using a modified retrospective approach. The Business is evaluating the requirements of this guidance and has not yet determined the impact of the adoption on its combined financial position, results of operations, or cash flows.

In July 2015, the FASB issued Accounting Standards Update No. 2015-11, Simplifying the Measurement of Inventory. Under this new guidance, companies that use inventory measurement methods other than last-in, first-out, or the retail inventory method should measure inventory at the lower of cost and net realizable value. The provisions of this guidance are to be applied prospectively and are effective for interim and annual periods beginning after December 15, 2016, with early adoption permitted. The adoption is not expected to have a material impact on the Business’s combined financial position, results of operations, or cash flows.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). Under this new guidance, an entity should use a five-step process to recognize revenue, depicting the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Subsequent to the issuance of the standard, the FASB decided to defer the effective date for one year to annual reporting periods beginning after December 15, 2017, with early adoption permitted for annual reporting periods beginning after December 15, 2016. In May 2016, the FASB also issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606), Narrow-Scope Improvements and Practical Expedients ("ASU 2016-12"), which amended its revenue recognition guidance in ASU 2014-09 on transition, collectibility, non-cash consideration, contract modifications and completed contracts at transition and the presentation of sales and other similar taxes collected from customers. In April 2016, the FASB also issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing ("ASU 2016-10"), which amended its revenue recognition guidance in ASU 2014-09 on identifying performance obligations to allow entities to disregard items that are immaterial in the context of the contract, clarify when a promised good or service is separately identifiable (i.e., distinct within the context of the contract) and allow an entity to elect to account for the cost of shipping and handling performed after control of a good has been transferred to the customer as a fulfillment cost (i.e., an expense). ASU 2016-10 also clarifies how an entity should evaluate the nature of its promise in granting a license of intellectual property ("IP") and requires entities to classify IP in one of two categories: functional IP or symbolic IP, which will determine whether it recognizes revenue over time or at a point in time. ASU 2016-10 also address how entities should consider license renewals and restrictions and apply the exception for sales- and usage-based royalties received in exchange for licenses of IP. In March 2016, the FASB also issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue Gross versus Net) ("ASU 2016-08"), which amended the principal-versus-agent implementation guidance and illustrations in ASU 2014-09. ASU 2016-08 clarifies that an entity should evaluate when it is the principal or agent for each specified good or service promised in a contract with a customer. ASU 2016-12, ASU 2016-10, ASU 2016-08 and ASU 2014-09 may be adopted either using a full retrospective approach or a modified retrospective approach. The Business is evaluating the requirements of the foregoing standards and has not yet determined the impact of their adoption on the Business’s combined financial position, results of operations, or cash flows.

3.	Inventories, Net

Inventories, net consisted of the following:

(In thousands)	April 2, 2017	January 1, 2017
Raw materials	$14,393	$12,435
Work-in-process	6,859	8,647
Finished goods	7,512	5,895
Total inventories, net	$28,764	$26,977

4.	Property, Plant and Equipment, Net

Property, plant and equipment, net consisted of the following:

(In thousands)	April 2, 2017	January 1, 2017
Leasehold improvements	$21,875	$21,601
Machinery and equipment	69,357	69,078
Other	3,520	3,528
Property, plant and equipment, at cost	94,752	94,207
Accumulated depreciation	(70,442)	(68,988)
Property, plant and equipment, net	$24,310	$25,219

Depreciation expense was $1.4 million for the three months ended April 2, 2017 and April 3, 2016.

5.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

(In thousands)	April 2, 2017	January 1, 2017
Accrued payroll and incentives	$4,001	$3,224
Accrued warranty	1,146	1,025
Deferred revenue	844	$821
Deferred gain on sale leaseback	704	704
Accrued restructuring charges	—	209
Other accrued expenses	2,099	1,958
Total accrued expenses and other current liabilities	$8,794	$7,941

Minimum rent payments under operating leases are recognized on a straight-line basis over the lease term.

6.	Related Parties

Corporate expenses represent shared costs that have been allocated to the Business based on an appropriate methodology, and are reflected as expenses in these carve-out financial statements. These amounts include, but are not limited to, items such as general management and executive oversight, costs to support the Business’s information technology infrastructure, facilities, compliance, human resources, marketing, legal and finance functions, Parent benefit plan administration, risk management, and stock-based compensation administration. Corporate expense allocations are generally based on one of two utilization measures: (i) full-time equivalents and (ii) revenue. Amounts allocated for corporate expenses were deemed to have been paid by the Business in the year in which the payments were made by PerkinElmer.

Management considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to the Business for purposes of the carve-out financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Business had operated as a stand-alone entity. In addition, the expenses reflected in the carve-out financial statements may not be indicative of expenses that will be incurred in the future by the Business.

In addition to the corporate allocations described above, the Business was allocated expenses related to certain business insurance, medical insurance and benefit plan programs the Parent administers on behalf of the Business. These amounts were allocated using one of the two methodologies described above.

7.	Subsequent Events

The Business has evaluated subsequent events from the carve-out balance sheet date through July 6, 2017, the date at which the financial statements were available to be issued and noted the following:

On May 1, 2017 ("Closing Date"), the Medical Imaging Business was acquired by Varex Imaging Corporation pursuant to the terms of the Master Purchase and Sale Agreement, dated December 21, 2016, as amended (the “Master Purchase Agreement”), by and between PerkinElmer and Varian Medical Systems, Inc. (“Varian”) and the subsequent Assignment and Assumption Agreement, dated January 27, 2017, by and between Varian and Varex, pursuant to which Varian assigned and conveyed all of its rights, obligations, title, and interest in the Master Purchase Agreement to Varex. Consideration for the acquisition of Medical Imaging Business of approximately $276.0 million, subject to post-closing working capital adjustments, was paid in cash on the Closing Date.

Prior to the Closing Date, on April 28, 2017, the Board of Directors of PerkinElmer approved the acceleration of vesting of outstanding stock-based awards held by the employees of the Medical Imaging Business such that the awards were deemed to be fully vested on April 30, 2017. The expense recognized related to the acceleration of these awards was $0.6 million.